Exhibit 10.66

CURRENCY-IN-TRANSIT CONTROL AGREEMENT

THIS CURRENCY-IN-TRANSIT CONTROL AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of May [1], 2023 (the “Effective Date”), by and among Athena Bitcoin Global, a Nevada corporation (the “Grantor”), KGPLA Holdings LLC, a Delaware limited liability company (the “Secured Party”) and Garda CL SOUTHWEST INC. (the “Custodian”), is delivered pursuant to Section 4(k) of that certain Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated of even date herewith by and between Grantor, the other parties listed therein, and the Secured Party. This Agreement is entered into by the parties hereto for the purpose of perfecting the security interests of the Secured Party granted by the Grantor in the Currency-in-Transit described below. All references herein to the “UCC” means the Uniform Commercial Code as in effect from time to time in the State of Florida. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Security Agreement.

1. Definitions. For purposes of this Agreement, the following terms not otherwise defined herein have the following meanings:

(a) “Account Expenses” has the meaning assigned to such term in Section 15.

(b) “Currency-in-Transit” has the meaning assigned to such term in Section 2(a).

(c) “Notice of Sole Control” has the meaning assigned to such term in Section 9(a).

2. Representations; Covenants. The Custodian hereby confirms and agrees that:

(a) The Custodian provides to the Grantor certain services (the “Custodial Services”) in connection with the custody, safekeeping, transport, and deposit of U.S. paper currency in the ordinary course of the Custodian’s business (such U.S. paper currency, the “Currency-in-Transit”). The Grantor is the Custodian’s customer with respect to the Currency-in-Transit.

(b) This Agreement is the valid and legally binding obligation of the Custodian.

(c) The Custodian has not entered into any currently effective agreement with any person relating to any Currency-in-Transit under which the Custodian may be obligated to comply with instructions originated by a person other than the Grantor or the Secured Party.

3. Control. Subject to all applicable laws, rules, and regulations, including, but not limited to those issued by the Financial Crimes Enforcement Network (“FinCen”), the Custodian shall comply with instructions originated by the Secured Party with respect to the Currency in Transit without the further consent of the Grantor or any person acting or purporting to act for the Grantor, including directing disposition of the Currency-in-Transit except to the extent that those instructions conflict with the proviso in Section 4(b), which expressly includes the obligation to follow any instruction from the Secure Party to terminate all instructions and orders originated by the Grantor to the Custodian and to cease from taking instructions from the Grantor in respect thereof including, without limitation, regarding the distribution or transfer of any funds in such Currency-in-Transit. Subject to all applicable laws, rules, and regulations, including, but not limited to those issued by FinCen, the Custodian shall also comply with instructions originated by the Grantor or its authorized representatives directing the disposition of the Currency-in-Transit. Subject to all applicable laws, rules, and regulations, including, but not limited to those issued by FinCen, the Custodian shall comply with, and is fully entitled to rely upon, any instruction from the Secured Party, even if such instruction is contrary to any instruction that the Grantor may give or may have given to the Custodian, except that the Custodian is not required to comply with any instruction to the extent that those instructions conflict with the proviso in Section 4(b).

4. Subordination of Lien; Waiver of Set-Off.

(a) The Custodian hereby agrees that any security interest in, lien on, or encumbrance, claim or (except as provided in the proviso to Section 4(b)) right of set-off against, any Currency-in-Transit or any funds therein it now has or subsequently obtains will be subordinate to the security interest of the Secured Party in the Currency-in-Transit.

(b) The Custodian agrees not to exercise any present or future right of recoupment or set- off against any of the Currency-in-Transit or to assert against any of the Currency-in-Transit any present or future security interest or any other lien or claim (including claim for penalties) that the Custodian may at any time have against or in any of the Currency-in-Transit; provided, however, that the Custodian may set off all amounts due the Custodian in respect of its fees and expenses for the Custodial Services related to the Currency-in-Transit as set forth in that certain underlying services agreement by and between Grantor and Custodian (the “Services Agreement”).

5. Custodian’s Responsibility.

(a) The Custodian will not be liable to the Secured Party for complying with instructions from the Grantor concerning the Currency-in-Transit.

(b) The Custodian will not be liable to the Grantor or the Secured Party for complying with instructions originated by the Secured Party concerning any of the Currency-in-Transit, even if the Grantor notifies the Custodian that the Secured Party is not legally entitled to issue such Notice of Sole Control or instructions, unless the Custodian takes the actions after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

(c) This Agreement does not create any obligation of the Custodian except for those expressly set forth in this Agreement. In particular, the Custodian need not investigate whether the Secured Party is entitled under the Secured Party’s agreements with the Grantor to give instructions concerning any Currency-in-Transit or a Notice of Sole Control. The Custodian may rely on notices and communications it believes to have been given by the appropriate party.

6. Choice of Law; Waiver of Jury Trial.

(a) This Agreement is governed by the laws of the State of Florida. Regardless of any provision in any other agreement, for purposes of UCC §9-304(b)(l), Florida will be deemed to be the Custodian’s jurisdiction and the Currency-in-Transit is governed by the laws of the State of Florida. The Custodian and the Grantor may not change the law governing any Currency-in-Transit without the Secured Party’s prior written consent.

(b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, CLAIM OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OF ANY TYPE ARISING OUT OF OR DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT.

7. Conflict with Other Agreements. As of the Effective Date, there are no other agreements entered into between the Custodian and the Grantor with respect to any Currency-in-Transit, other than the Services Agreement. The Custodian and the Grantor will not enter into any other agreement with respect to any Currency-in-Transit. The Custodian and the Grantor have not and will not enter into any other agreement with respect to control of any of the Currency-in-Transit or purporting to limit or condition the obligation of the Custodian to comply with any orders or instructions with respect to any Currency-in-Transit as set forth in Section 3 without the prior written consent of the Secured Party acting in its sole discretion. In the event of any conflict with respect to control over any Currency-in-Transit between this Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement will prevail.

8. Notice of Adverse Claims. Except for the claims and interests of the Secured Party and of the Grantor in the Currency-in-Transit, the Custodian on the Effective Date does not know of any claim to, security interest in, lien on, or encumbrance against, any Currency-in-Transit or any funds credited thereto and does not know of any claim that any person or entity other than the Secured Party has been given control (within the meaning of UCC §9-104) of any Currency-in-Transit or any such funds.

9. Records of Currency in Transit. If the Secured Party requests in writing, the Custodian will provide the Secured Party whether by internet link or otherwise with a copy of each periodic statement or other similar record in the form kept by the Custodian relating to each Currency in Transit which the Custodian ordinarily furnishes to the Grantor, if any, and the Grantor hereby expressly authorizes the Custodian to provide for the same to the Secured Party.

10. Binding Effect. The terms of this Agreement will become effective when it has been executed by the Grantor, the Secured Party and the Custodian, and thereafter will be binding upon, and will inure to the benefit of, the parties hereto and their respective successors and permitted transferees until termination as set forth in Section 12.

11. Notices. Any notice, request or other communication required or permitted to be given under this Agreement must be in writing and deemed to have been properly given when delivered in person, or when sent by facsimile or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

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Grantor:

Athena Bitcoin Global

Attn: Matias Goldenhom, CEO (matias@athenabitcoin.com)

1332 N Halstead St, Ste 401

Chicago, IL 60642

and with a copy (which will notconstitute notice) to:

Attn: lwona Alami, Esq. (iwona@alamilawgroup.com)

Law Office of lwona J. Alami

Custodian:

Garda CL SOUTHWEST INC.

Attn: ___________ (____________)

_____________________________

_____________________________

Secured Party:

KGPLA HOLDINGS LLC

Attn: Jason Lu, Manager Gason@komodobay.com)

10830 SW 69th Ave

Pinecrest, FL 33156

and with a copy (which will notconstitute notice) to:

Attn: Scott R. Jablonski, Esq.(sjablonski@bergersingerman.com)

Berger Singerman LLP

; or at any other address specified by such Party in writing from time to time at least 5 days’ prior to the sending or transmission of the subject notice.

12. Termination. Except as otherwise provided in this Section 12, this Agreement and the obligations of the Custodian hereunder will continue in effect until the security interests of the Secured Party in the Currency-in-Transit and any and all funds therein have been terminated pursuant to the terms of the Security Agreement and the Secured Party has notified the Custodian of such termination in writing. This Agreement may be terminated by:

(a) the Secured Party at any time by written notice to the other parties; or

(b) the Grantor, by written notice signed by the Grantor and the Secured Party, delivered to the Custodian not less than 30 days prior to the effective termination date.

13. Neither the Grantor nor the Custodian will terminate the Services Agreement prior to termination of this Agreement, without the prior written consent of the Secured Party, except in the case of (i) the Grantor’s breach of this Agreement that remains uncured for more than thirty (30) days; (ii) the Grantor’s and/or the Secured Party’s breach of the Services Agreement, and/or (iii) the Secured Party’s breach of this Agreement. Upon the occurrence of a breach under (ii) or (iii) above, the Custodian shall have the immediate right to terminate the Services Agreement.

14. Survival. Section 6 and Section 7 will survive termination of this Agreement.

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15. Fees and Expenses. Unless and until a Notice of Sole Control has been issued by the Secured Party, the Custodian agrees to look solely to the Grantor for payment of any and all fees, costs, charges and expenses incurred or otherwise relating to the Currency-in-Transit and Custodial Services (collectively, the “Account Expenses”), and the Grantor agrees to pay such Account Expenses to the Custodian on demand therefor. The Grantor acknowledges and agrees that it is solely liable to the Custodian for all Account Expenses unless and until a Notice of Sole Control has been issued. After a Notice of Sole Control has been issued, the Secured Party is liable for all Account Expenses going forward, and the Custodian agrees to look solely to the Secured Party for payment of all Account Expenses. Nothing herein shall prevent the Custodian from exercising its right to setoff as set forth in the Services Agreement or this Agreement.

16. Severability. If any term or provision set forth in this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement, other than those provisions held invalid or unenforceable, will be construed in all respects as if such invalid or unenforceable term or provision were omitted.

17. Amendment; Construction. No amendment to this Agreement will be binding on any party unless it is in writing and signed by all of the parties. Any provision of this Agreement benefiting a party may be waived only by a writing signed by that party. References to Sections and Schedules herein are references to the sections and schedules of this Agreement, unless otherwise expressly stated.

18. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail or other transmission method, and may bear signatures affixed through .pdf or other software including without limitation any electronic signature platform complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com); any counterpart so delivered will be deemed to have been duly and validly executed and delivered and will be valid and effective for all purposes.

{SIGNATURE PAGES FOLLOWS]

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[Signature Page to Currency-in-Transit Control Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

GRANTOR

ATHENA BITCOIN GLOBAL

By: /s/ Matias Goldenhom

Name: Matias Goldenhom

Title: CEO

CUSTODIAN:

GARDA CL SOUTHWEST INC.

By: /s/ Jennifer Frankel

Name: Jennifer Frankel

Title: SVP, Finance

SECURED PARTY:

KGPLA HOLDINGS LLC

By: /s/ Jason Lu

Name: Jason Lu

Title: Manager

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